Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 24, 2014, in Amendment No. 3 to the Registration Statement (Form F-1 No. 333-197915) and related Prospectus of Dynagas LNG Partners LP for the registration of its senior notes due 2019.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

September 4, 2014